Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of WEC Energy Group, Inc. of our report dated February 8, 2017, relating to the financial statements of American Transmission Company LLC, appearing in the Annual Report on Form 10-K of WEC Energy Group, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

October 20, 2017